                                                                   EXHIBIT 10.13


                                 PROMISSORY NOTE

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 PRINCIPAL     LOAN DATE    MATURITY     LOAN NO.       CALL      COLLATERAL     ACCOUNT      OFFICER     INITIALS
---------------------------------------------------------------------------------------------------------------------
 $4,000,00    06-03-1998   10-01-2003   3000009001                    305       E314107       SAB10
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

REFERENCES IN THE SHADED AREA ARE FOR LENDER'S USE ONLY AND DO NOT LIMIT THE APPLICABILITY OF THIS DOCUMENT TO ANY PARTICULAR LOAN OR ITEM.

Borrower:  SEAMED CORPORATION         Lender: KEYBANK NATIONAL ASSOCIATION
           14500 N.E. 87th Street             SEATTLE METROPOLITAN COMMERCIAL
           Redmond, WA  98052                 BUILDING CENTER
                                              700 Fifth Avenue, 48th Floor
                                              P.O. Box 90    WA-31-10-4871
                                              Seattle, WA  98111-0490

================================================================================

     Principal Amount:           Initial Rate:          Date of Note:
        $4,000,000.00                8.500%             June 30, 1998

PROMISE TO PAY. SEAMED CORPORATION ("Borrower") promises to pay to KEYBANK NATIONAL ASSOCIATION ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million & 00/100 Dollars
($4,000,000.00), together with Interest on the unpaid principal balance from June 30,1998, until paid In full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan on demand, or if no demand Is made, in 59 principal payments of $66,666.66 each and one final principal payment of $66,667.06. Borrower's first principal payment is due November 1,1998, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date. Borrower's first Interest payment Is due November 1, 1998, and all subsequent Interest payments are due on the same day of each month after that. Borrower's final payment due October 1, 2003, will be for all principal and accrued Interest not yet paid. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lenders address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "Index"). The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day that the Index changes. The Index currently is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an Initial rate of 8.600% per annum.
NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 6.000% of the regularly scheduled payment or $50.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower falls to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fads to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents, (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws, (f) Any creditor tries to take any of Borrower's properly on or in which Lender has a lien or security Interest. This includes a garnishment of any of Borrower's accounts with Lender,
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note, (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lenders sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid Interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lenders request to submit to the Jurisdiction of the courts of King or Pierce County, the State of Washington. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Washington.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

ADDENDUM. THE TERMS IN THE 30 DAY LIBOR ADDENDUM ATTACHED TO THIS NOTE ARE INCORPORATED HEREIN.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lenders security Interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                          BORROWER:

                                          SEAMED CORPORATION

                                          By   /s/ EDGAR F. RAMPY
                                             -----------------------------------
                                                Edgar F. Rampy, Vice President
                                                Treasurer, and Chief Financial
                                                            Officer

                        LIBOR ADDENDUM TO PROMISSORY NOTE
                          (LINE OF CREDIT 30-DAY RATE)

      This Addendum is attached to and made part of the Promissory Note dated June 30, 1998 between KeyBank National Association ("Lender") and SEAMED CORPORATION ("Borrower").

      1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

      "Business Day" means a day on which dealings are carried on in the London interbank eurodollar market.

      "LIBOR Interest Period" means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and ending thirty (30) days thereafter.

      "LIBOR Rate" means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two Business Days prior to the day on which such rate is calculated by Bank in an amount comparable to the amount of such advance and with a maturity equal to the LIBOR Interest Period.

      "LIBOR Reserve Requirements" means, for any advance bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance.

      "Margin" means ONE AND FORTY HUNDREDTHS percent (1.40 %).

      "Note Rate" means the interest rate provided for in the Note based on the Lender's Prime Rate (as defined in the Note).

      2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, advances under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plus the Margin for the duration of a LIBOR Interest Period; provided that no such advance shall be in an amount of less than $100,000.00, and provided further that no LIBOR Interest Period may extend beyond the maturity date of the Note. Upon the expiration of the initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Note Rate. If Borrower fails to make an election, the advances will bear interest at the LIBOR Rate plus the Margin for consecutive LIBOR Interest Periods until an election is made. During any LIBOR Interest Period, Borrower shall continue to make interest payments as required by the Note.

      3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

      4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance at the LIBOR Rate, then Lender's obligation to make, fund, or maintain any such advance shall terminate and each affected outstanding advance shall be convened to the Note Rate on the earlier of the termination date for each LIBOR Interest Period or the date the making, funding, or maintaining of each such advance becomes unlawful.

      5. REIMBURSEMENT OF COSTS. If Borrower repays any advance bearing interest at the LIBOR Rate prior to the end of the applicable LIBOR Interest Period, including without limitation a prepayment under paragraphs 3 or 4 above, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by Lender. including without limitation any loss or expense incurred in obtaining, liquidating or reemploying deposits from third parties. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Lender and submitted by Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to Lender under this paragraph shall be made as though Lender shall have actually funded the relevant advance through deposits or other funds acquired from third parties for such purpose: provided, however, that Lender may fund any advance bearing interest at the LIBOR Rate in any manner it sees fit and the foregoing assumption shall be utilized only for purposes of calculation of amounts payable under this paragraph. Lender will be entitled to receive the reimbursement provided for herein regardless of whether the prepayment is voluntary or involuntary (including demand or acceleration of the Note upon Borrower's default).